UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2012

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100

Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2012, ORBCOMM Inc. (“ORBCOMM”) and Space Exploration Technologies Corp. (“SpaceX”) entered into a Launch Services Agreement (the “Falcon 9 Agreement”) pursuant to which SpaceX will provide launch services (the “Launch Services”) for the carriage into low-Earth-orbit of up to 18 ORBCOMM second-generation commercial communications satellites currently being constructed by Sierra Nevada Corporation (the “Satellites”). Under the Falcon 9 Agreement, SpaceX will also provide to ORBCOMM satellite-to-launch vehicle integration and launch support services, as well as certain related optional services.

The total price under the Falcon 9 Agreement (excluding any optional services) is $42.6 million, subject to certain adjustments, which reflects pricing agreed under the 2009 agreement for launch services described in Item 1.02 below. The amounts due under the Falcon 9 Agreement are payable by ORBCOMM in installments from the date of execution of the Falcon 9 Agreement through the performance of each Launch Service.

The Falcon 9 Agreement anticipates that the Launch Services for 18 Satellites will be performed between the second quarter of 2013 and the second quarter of 2014, subject to certain rights of ORBCOMM and SpaceX to reschedule the Launch Services as needed. Either ORBCOMM or SpaceX may postpone and reschedule either Launch Service based on satellite and launch vehicle readiness, among other factors, subject to the payment of certain fees by the party requesting or causing the delay following 6 months of delay with respect to either of the two Launch Services.

Both ORBCOMM and SpaceX have customary termination rights under the Falcon 9 Agreement, including for material breaches and aggregate delays beyond 365 days by the other party. ORBCOMM also has the right to terminate either of the Launch Services subject to the payment of a termination fee in an amount that would be based on the date ORBCOMM exercises its termination right.

Item 1.02. Termination of a Material Definitive Agreement.

On December 21, 2012, ORBCOMM and SpaceX entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Falcon 1e Launch Services Agreement dated as of August 28, 2009 (the “Falcon 1e Agreement”) was terminated upon the execution and delivery of the Falcon 9 Agreement described above. The Termination Agreement provides that each party releases the other party from and against any claims or liabilities relating to the Falcon 1e Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 27, 2012

3